Exhibit 99.1

Gogo Completes Amendment and Extension of ~$600 Million Term Loan B Deleveraging Transaction

Reaffirms Company’s commitment to strengthening its financial position through deleveraging

Term Loan B maturity extended to 2030 and debt reduced by $75 million through 2027, with immediate $25 million paydown

BROOMFIELD, Colo., Nov. 06, 2026 – Gogo Inc. (NASDAQ: GOGO) (“Gogo” or the “Company”), a leading global provider of broadband connectivity services for the business and military/government aviation markets, today announced it has completed an amendment and extension of its Term Loan B, supported by subsantially all holders.

“Reducing debt remains our top capital allocation priority, and today’s agreement, including the immediate $25 million paydown of our term loan, will help us achieve that,” said Chris Moore, Gogo’s Chief Executive Officer. “The strong participation from our lenders reflects their confidence in Gogo’s future. Extending the maturity of our term loan to 2030 gives us the time to execute our transformation strategy to become a global provider of high-speed broadband to the underpenetrated business and military/government aviation markets, while also directing free cash flow toward further debt reduction. We see this as the first of several steps towards refurbishing our balance sheet, and I want to thank our lenders for their constructive engagement throughout this process.”

The transaction extends the maturity of Gogo’s Term Loan B to October 2030, providing the Company with an additional 2.5 years of runway to execute on its transformation strategy. The extension also supports Gogo’s continued focus on debt reduction, providing the Company with greater flexibility to strengthen its balance sheet and meaningfully deleverage over the life of the extended term loan.

Advisors

GLC Advisors & Co., LLC served as exclusive financial advisor to the Company, with White & Case LLP acting as the Company’s outside counsel, on the transaction. Gibson Dunn represented the Ad Hoc group of lenders.

About Gogo

Gogo is the only multi-orbit, multi-band in-flight connectivity provider offering connectivity technology purpose-built for business and military/government mobility aviation. Its industry-leading product portfolio offers best-in-class solutions for all aircraft types, from small to large and heavy jets and beyond.

The Gogo offering uniquely incorporates Air-to-Ground technology and access to multiple satellite constellations to deliver consistent, global tip-to-tail connectivity through a sophisticated suite of software, hardware, and advanced infrastructure supported by a 24/7/365 in person customer support team.

Gogo consistently strives to set new standards for reliability, security and innovation and is shaping the future of inflight aviation to make it easier for every customer to stay connected.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, liquidity and capital resources and other financial and operating information. When used in this press release, the words “believe,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “should,” “will,” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Such statements are based on our current expectations regarding future events, results or outcomes, which may or may not be realized. Although we believe the expectations reflected in the statements are reasonable, we can give you no assurance they will prove to have been correct. Actual events, results and outcomes may differ materially from our expectations due to a variety of factors, including, among others, those listed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025 and in our subsequent quarterly reports on Form 10-Q. All forward-looking statements speak only as of the date made and unless required by law we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact: Media Relations Contact:

Amy Greene Stacey Giglio

+1 303-301-3313 +1 321-525-4607

agreene@gogoair.com sgiglio@gogoair.com

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